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                     NICHOLAS-APPLEGATE INSTITUTIONAL FUNDS
                         600 WEST BROADWAY, 30TH FLOOR
                          SAN DIEGO, CALIFORNIA 92101

                                 August 1, 2006

Nicholas-Applegate Capital Management, LLC
600 West Broadway, 29th Floor
San Diego, California 92101

     RE: AMENDMENT TO ADMINISTRATION AGREEMENT

Ladies and Gentlemen:

     This will confirm our agreement that Schedule A to the Administration Agreement between us dated January 23, 2006 is hereby amended. The full list of Funds covered by the Agreement and the annual administration fee with respect to each such Fund shall be as set forth on Exhibit A hereto.

     In all other respects, the Administration Agreement will remain in full force and effect. Please sign this letter below to confirm your agreement with this amendment.

                                        Sincerely,

                                        Deborah A. Wussow
                                        Treasurer

AGREED:
Nicholas-Applegate Capital Management, LLC


By:
    ------------------------------------
    Charles H. Field, Jr.
    General Counsel

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                                   SCHEDULE A
                            ADMINISTRATION AGREEMENT
                     NICHOLAS-APPLEGATE INSTITUTIONAL FUNDS

                                 AUGUST 1, 2006

                             CLASS I (%) - FEE RATES

                                       CORE       OTHER
               FUND                  EXPENSES   EXPENSES   TOTAL
               ----                  --------   --------   -----
US Micro Cap Growth                    0.18%      0.36%    0.54%
US Emerging Growth                     0.16%      0.25%    0.41%
US Small Cap Value                     0.17%      0.35%    0.52%
US Large Cap Value                     0.17%      0.16%    0.33%
US Systematic Large Cap Growth         0.17%      0.47%    0.64%
US Systematic Mid Cap Growth           0.18%      0.43%    0.61%
US Convertible                         0.09%      0.35%    0.44%
Global Select                          0.12%      0.35%    0.47%
International Growth                   0.47%      0.39%    0.86%
International Growth Opportunities     0.27%      0.42%    0.69%
International All Cap                  0.17%      0.10%    0.27%
Emerging Markets                       0.17%      0.25%    0.42%
International Systematic               0.18%      0.30%    0.48%
US High Yield Bond                     0.07%      0.13%    0.20%

                            CLASS II (%) - FEE RATES

                                       CORE       OTHER
               FUND                  EXPENSES   EXPENSES   TOTAL
               ----                  --------   --------   -----
US Micro Cap Growth                    0.00%      0.29%    0.29%
US Emerging Growth                     0.01%      0.25%    0.26%
US Small Cap Value                     0.07%      0.35%    0.42%
US Large Cap Value                     0.02%      0.16%    0.18%
US Systematic Large Cap Growth         0.02%      0.47%    0.49%
US Systematic Mid Cap Growth           0.03%      0.38%    0.41%
US Convertible                         0.04%      0.30%    0.34%
Global Select                          0.07%      0.35%    0.42%
International Growth                   0.07%      0.39%    0.46%
International Growth Opportunities     0.12%      0.42%    0.54%
International All Cap                  0.02%      0.10%    0.12%
Emerging Markets                       0.07%      0.25%    0.32%
International Systematic               0.03%      0.30%    0.33%
US High Yield Bond                     0.02%      0.13%    0.15%

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                            CLASS III (%) - FEE RATES

                                       CORE       OTHER
               FUND                  EXPENSES   EXPENSES   TOTAL
               ----                  --------   --------   -----
US Micro Cap Growth                    0.03%      0.36%    0.39%
International Growth Opportunities     0.07%      0.42%    0.49%

                             CLASS IV(%)- FEE RATES

                                       CORE       OTHER
               FUND                  EXPENSES   EXPENSES   TOTAL
               ----                  --------   --------   -----
International Growth Opportunities     0.02%      0.42%    0.44%

                             CLASS R (%) - FEE RATES

                                   CORE       OTHER
             FUND                EXPENSES   EXPENSES   12b-1   TOTAL
             ----                --------   --------   -----   -----
US Emerging Growth                 0.16%      0.25%    0.25%   0.66%
US Small Cap Value                 0.17%      0.35%    0.25%   0.77%
US Large Cap Value                 0.17%      0.16%    0.25%   0.58%
US Systematic Large Cap Growth     0.17%      0.47%    0.25%   0.89%
US Systematic Mid Cap Growth       0.18%      0.43%    0.25%   0.86%
Global Select                      0.12%      0.35%    0.25%   0.72%
International Growth               0.47%      0.39%    0.25%   1.11%
International All Cap              0.17%      0.10%    0.25%   0.52%
Emerging Markets                   0.17%      0.25%    0.25%   0.42%
International Systematic           0.18%      0.30%    0.25%   0.73%
US High Yield Bond                 0.07%      0.13%    0.25%   0.45%